UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2007 (March 1, 2007)
LUMINEX CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-30109	74-2747608

(State or other jurisdiction of incorporation)	(Commission File	(IRS Employer
	Number)	Identification No.)

12212 Technology Boulevard, Austin, Texas	78727

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 219-8020
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On March 1, 2007, Luminex Corporation (the “Company”) entered into a revolving credit facility with JPMorgan Chase Bank, N.A. for borrowings of up to a maximum of $15,000,000 principal amount (the “Credit Agreement”). The Credit Agreement is guaranteed by each of the wholly-owned domestic subsidiaries of the Company, Luminex Project, Inc. and Luminex International Corporation. The availability under the facility will be determined by the calculation of a borrowing base that includes a percentage of eligible accounts and inventory, which as of the closing date should provide for a borrowing base of approximately $8.0 million, subject to the actual post-closing balance sheet of the consolidated Company as of March 1, 2007. The facility includes customary representations, warranties and covenants with a tangible net worth financial covenant. The facility will be secured by the accounts, equipment, inventory, general intangibles and intercompany notes of the Company, Luminex Project, Inc. and Luminex International Corporation.
     The foregoing summary of the Credit Agreement is subject to, and qualified in its entirety by reference to, the Credit Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On March 1, 2007, the Company completed its previously announced acquisition of TM Bioscience Corporation, a corporation existing under the laws of the Province of Ontario (“TMB”), pursuant to the terms of the Merger Agreement, dated as of December 14, 2006 (the “Merger Agreement”), by and between the Company and TMB. The Company acquired TMB pursuant to the terms of a Plan of Arrangement (the “Arrangement”). Pursuant to the Merger Agreement, at the effective time of the Arrangement, each issued and outstanding share of TMB common stock (other than shares owned by shareholders who properly demanded dissent rights) was converted into 0.06 shares of Company common stock.
     The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Form 8-K filed by the Company on December 15, 2006 and is incorporated herein by reference.
     On March 1, 2007, the Company issued a press release announcing the consummation of the transactions contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
The financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information
The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits

10.1	Credit Agreement, dated March 1, 2007, by and between the Luminex Corporation and JPMorgan Chase Bank, N.A.

99.1	Press Release of Luminex Corporation, dated March 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION
Date: March 1, 2007	By:	/s/ Harriss T. Currie
Harriss T. Currie
Chief Financial Officer

EXHIBIT INDEX

10.1	Credit Agreement, dated March 1, 2007, by and between the Luminex Corporation and JPMorgan Chase Bank, N.A.

99.1	Press Release of Luminex Corporation, dated March 1, 2007.